Exhibit 99.1

Digital River Reports Fourth Quarter and Full Year 2010 Financial Results

MINNEAPOLIS--(BUSINESS WIRE)--January 27, 2011--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, reports its fourth quarter and full year financial results.

Fourth Quarter and Full Year Ended Dec. 31, 2010

GAAP Results

Fourth quarter revenue totaled $97.7 million, compared to $104.9 million during the same period in 2009. These results were at the top end of management’s fourth quarter revenue guidance of $95 - $98 million. For the full year 2010, Digital River reported revenue of $363.2 million, compared to $403.8 million reported in 2009.

Fourth quarter GAAP net income was $5.4 million, or $0.14 per diluted share, and compared to GAAP net income of $13.6 million, or $0.36 per diluted share, in the fourth quarter of 2009. This year’s results were in line with management’s fourth quarter earnings guidance of $0.12 - $0.15 per diluted share, adjusted for the issuance of the convertible debt. For the full year 2010, GAAP net income was $15.7 million, or $0.41 per diluted share, and compared to GAAP net income of $49.8 million, or $1.32 per diluted share, during the same period in 2009.

Non-GAAP Results

Fourth quarter non-GAAP net income was $11.7 million, or $0.29 per diluted share. This compared to non-GAAP net income of $15.3 million, or $0.40 per diluted share, in the fourth quarter of 2009. The company’s results exceeded management’s fourth quarter earnings guidance of $0.25 - $0.28 per diluted share, adjusted for the issuance of the convertible debt. For the full year 2010, non-GAAP net income was $33.9 million, or $0.88 per diluted share. This compared to non-GAAP net income of $67.8 million, or $1.80 per diluted share in 2009.

Non-GAAP net income is computed by starting with GAAP pre-tax income as reported on the company’s statement of operations, then adding back amortization of acquisition-related intangibles, stock-based compensation expense, unrealized investment gain or loss, and restructuring costs. This amount is then taxed at 27 percent to arrive at non-GAAP net income. Non-GAAP net income per diluted share is then calculated by adjusting non-GAAP net income, adding back debt interest expense and issuance cost amortization, net of tax benefit. This amount is then divided by fully-diluted shares outstanding to derive non-GAAP diluted net income per share. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

“Our fourth quarter revenue was strong and non-GAAP earnings exceeded expectations. Overall, 2010 was one of the best years of operational execution in the history of the company,” said Joel Ronning, Digital River’s CEO. “We entered last year with an objective to replace 30 percent of our revenue after the loss of a major client and align our expenses with our growth profile. We not only accomplished that but also exited 2010 a much more diversified business. In 2011, we see more opportunity for sustainable growth across more markets than ever before and are extremely optimistic about our future.”

2011 Guidance

Management’s forward-looking financial expectations for first quarter and full year 2011 are as follows:

For the first quarter ending March 31, 2011, Digital River expects approximately:

  Revenue of $98 million dollars;
  GAAP diluted net income per share of $0.16, using GAAP weighted average diluted shares outstanding of 38.4 million;
  Non-GAAP diluted net income per share of $0.29, using non-GAAP weighted average diluted shares outstanding of 45.4 million; and
  GAAP and non-GAAP tax rates of 21 percent.

For the full year ending December 31, 2011, Digital River expects approximately:

  Revenue of $404 million dollars;
  GAAP diluted net income per share to grow 36 percent to $0.56 per share from $0.41 per share in 2010, using GAAP weighted average diluted shares outstanding of 38.6 million shares in 2011;
  Non-GAAP diluted net income per share to grow 19 percent from a revised $0.95 to $1.13 per share, using non-GAAP weighted average diluted shares outstanding of 45.6 million shares for 2011;
  Capital expenditures of $30 million;
  Annual stock-based compensation expense of $23 million;
  Interest income of $3.9 million;
  Interest expense and debt issuance amortization costs of $9 million; and
  GAAP and non-GAAP tax rates of 21 percent.

Note, as part of this release, Digital River has provided a non-GAAP financial table that revises historical non-GAAP measures, using the company’s new 21 percent tax rate for comparability purposes.

Digital River will hold a conference call today at 4:45 p.m. EST to discuss fourth quarter and full year financial results. A live webcast of Digital River’s earnings conference call can be accessed on the Investor Relations section of its corporate website. Alternatively, a live broadcast of the call may be heard by using conference ID #35996781 and dialing (877) 303-3145 inside the United States or Canada, or by calling +1 (408) 427-3861 from international locations. A webcast replay of the call will be archived on Digital River’s corporate website.

About Digital River, Inc.

Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate website, follow the company on Twitter or call +1 952-253-1234.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the company’s operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; the variability of foreign exchange rates; our ability to successfully manage our business while undertaking significant internal investments; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the company’s public filings with the Securities and Exchange Commission, including the Form 8-K dated October 25, 2010. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time-to-time.

The forward-looking statements regarding first quarter 2011 reflect Digital River’s expectations as of Jan. 27, 2011. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

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Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Balance Sheets
	December 31,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$565,086	$392,704
Short-term investments	163,029	15,228
Accounts receivable, net	50,922	50,657
Deferred tax assets	20,790	9,901
Prepaid expenses and other	20,213	14,899
Total current assets	820,040	483,389
Property and equipment, net	49,599	54,343
Goodwill	283,940	279,538
Intangible assets, net	37,911	25,605
Long-term investments	110,736	119,581
Deferred income taxes	17,721	22,416
Other assets	13,820	770
Total assets	$1,333,767	$985,642
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$188,915	$192,301
Accrued payroll	21,117	16,131
Deferred revenue	10,446	17,879
Accrued acquisition liabilities	1,615	2,001
Other accrued liabilities	58,083	38,801
Total current liabilities	280,176	267,113
Non-current liabilities
Convertible senior notes	353,805	8,805
Other liabilities	16,038	15,505
Total non-current liabilities	369,843	24,310
Total liabilities	650,019	291,423
Stockholders' equity
Common stock	463	449
Treasury stock	(255,196)	(216,880)
Additional paid-in capital	683,307	653,956
Retained earnings	254,602	238,867
Accumulated other comprehensive income	572	17,827
Stockholders' equity	683,748	694,219
Total liabilities and stockholders' equity	$1,333,767	$985,642

Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Condensed Consolidated Statements of Operations

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue	$97,681	$104,852	$363,226	$403,766
Costs and expenses:
Direct cost of services	4,248	5,150	17,789	17,625
Network and infrastructure	12,213	12,934	46,909	45,996
Sales and marketing	39,274	41,766	150,041	157,475
Product research and development	14,916	14,858	60,844	54,463
General and administrative	10,832	9,427	43,392	37,707
Depreciation and amortization	5,751	5,803	23,413	19,438
Amortization of acquisition-related intangibles	2,564	1,842	7,845	7,561
Total costs and expenses	89,798	91,780	350,233	340,265
Income from operations	7,883	13,072	12,993	63,501
Interest income	1,003	702	3,035	3,210
Interest expense	(1,217)	(37)	(1,371)	(130)
Other income (expense), net	(278)	339	(1,384)	(4,785)
Income before income taxes	7,391	14,076	13,273	61,796
Income tax expense (benefit)	2,004	437	(2,462)	12,025
Net income	$5,387	$13,639	$15,735	$49,771

Net income per share - basic	$0.14	$0.37	$0.42	$1.35
Net income per share - diluted	$0.14	$0.36	$0.41	$1.32
Shares used in per share calculation - basic	37,194	37,241	37,518	36,975
Shares used in per share calculation - diluted	38,430	38,026	38,339	37,704

Calculation of GAAP Diluted Net Income Per Share

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
GAAP net income	$5,387	$13,639	$15,735	$49,771
Add back debt interest expense and issuance cost
amortization, net of tax benefit	15	21	79	84
Adjusted net income for GAAP EPS calculation	$5,402	$13,660	$15,814	$49,855

Net income per share - diluted	$0.14	$0.36	$0.41	$1.32
Shares used in per share calculation - diluted	38,430	38,026	38,339	37,704

Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Statements of Cash Flows
	Twelve months ended December 31,
	2010	2009
Operating Activities:
Net income	$15,735	$49,771
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of acquisition-related intangibles	7,845	7,561
Change in accounts receivable allowance, net of acquisitions	2,666	232
Depreciation and amortization	23,413	19,438
Debt issuance cost amortization	318	-
Debt financing costs - write-off	-	5,208
Stock-based compensation expense	20,773	18,270
Excess tax benefits from stock-based compensation	(2,474)	(690)
Deferred and other income taxes	(13,003)	(186)
Impairment of equity investment	2,188	-
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	180	2,735
Prepaid and other assets	(6,540)	23,263
Accounts payable	(11,554)	7,083
Deferred revenue	(2,749)	4,109
Income tax payable	8,671	1,377
Other accrued liabilities	12,331	(1,115)
Net cash provided by operating activities	57,800	137,056

Investing Activities:
Purchases of investments	(198,673)	(21,922)
Sales of investments	53,299	23,400
Cash paid for cost method investments	-	(26,780)
Funding of restricted cash	(2,156)	-
Cash paid for acquisitions, net of cash received	(14,585)	(4,910)
Purchases of equipment and capitalized software	(18,579)	(31,949)
Net cash used in investing activities	(180,694)	(62,161)

Financing Activities:
Cash received (paid) for convertible senior notes	345,000	(186,660)
Debt issuance costs	(9,529)	-
Exercise of stock options	5,004	10,050
Sales of common stock under employee stock purchase plan	2,374	2,489
Repurchase of restricted stock to satisfy tax withholding obligation	(3,317)	(717)
Repurchase of common stock	(34,999)	-
Excess tax benefits from stock-based compensation	2,474	690
Net cash provided by (used in) financing activities	307,007	(174,148)
Effect of exchange rate changes on cash	(11,731)	1,622
Net increase (decrease) in cash and cash equivalents	172,382	(97,631)
Cash and cash equivalents, beginning of period	392,704	490,335

Cash and cash equivalents, end of period	$565,086	$392,704

Cash paid for interest on convertible senior notes	$110	$1,274

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)
UTILIZING 27% EFFECTIVE INCOME TAX RATE

Calculation of non-GAAP Diluted Net Income (Loss) Per Share

						Twelve months
	Three months ended					ended
	March 31,	June 30,	September 30,	December 31,		December 31,
	2009	2009	2009	2009		2009

GAAP pre-tax income (loss)	$17,551	$14,785	$15,384	$14,076		$61,796
Add back debt financing costs on convertible notes	5,208	-	-	-		5,208
Add back amortization of acquisition-related intangibles	2,003	1,916	1,800	1,842		7,561
Add back stock-based compensation expense	3,711	4,887	4,658	5,014		18,270
Non-GAAP pre-tax income (loss)	28,473	21,588	21,842	20,932		92,835
Income tax expense @ 27%	7,688	5,829	5,897	5,652		25,065
Non-GAAP net income (loss)	$20,785	$15,759	$15,945	$15,280		$67,770

Non-GAAP net income (loss) per share - diluted	$0.56	$0.42	$0.42	$0.40		$1.80

Shares used in per share calculation - diluted	37,227	37,781	38,093	38,026		37,704

						Twelve months
	Three months ended					ended
	March 31,	June 30,	September 30,	December 31,		December 31,
	2010	2010	2010	2010		2010
GAAP pre-tax income (loss)	$9,676	$(4,887)	$1,093	$7,391		$13,273
Add back amortization of acquisition-related intangibles	1,481	1,612	2,188	2,564		7,845
Add back stock-based compensation expense	4,476	5,522	5,280	5,495		20,773
Add back unrealized investment gain/loss	-	-	1,562	626		2,188
Add back restructuring related costs	-	1,870	443	-		2,313
Subtotal	15,633	4,117	10,566	16,076		46,392
Income tax expense @ 27%	4,221	1,112	2,852	4,341		12,526
Non-GAAP net income (loss)	$11,412	$3,005	$7,714	$11,735		$33,866

Non-GAAP net income (loss) per share - diluted	$0.30	$0.08	$0.20	$0.29		$0.88

Calculation of Non-GAAP Diluted Net Income Per Share
						Twelve months
	Three months ended					ended
	March 31,	June 30,	September 30,	December 31,		December 31,
	2010	2010	2010	2010		2010
Non-GAAP net income (loss)	$11,412	$3,005	$7,714	$11,735		$33,866
Add back debt interest expense and issuance cost
amortization, net of tax benefit	21	21	21	937		1,000
Adjusted net income for non-GAAP EPS calculation	$11,433	$3,026	$7,735	$12,672		$34,866

Non-GAAP net income (loss) per share - diluted	$0.30	$0.08	$0.20	$0.29		$0.88

Shares used in per share calculation - diluted	38,220	38,351	38,504	43,085	(1)	39,512	(1)
(1) Note: due to higher non-GAAP income levels, the shares used to compute non-GAAP diluted net income per share gives effect to the additional dilutive shares, primarily related to the company's 2010 convertible debt issuance, that were determined to be anti-dilutive for the computation of dilutive GAAP net income per share.

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)
UTILIZING 21% EFFECTIVE INCOME TAX RATE
As previously announced, beginning in the first quarter of 2011, non-GAAP net income will be computed using a 21 percent effective income tax rate. The company is reducing its effective tax rate to 21 percent because it is closer to current and expected GAAP tax rates. For comparability purposes, the company has provided a non-GAAP financial table that revises historical non-GAAP measures using our new 21% effective income tax rate.

Calculation of non-GAAP Diluted Net Income (Loss) Per Share

						Twelve months
	Three months ended					ended
	March 31,	June 30,	September 30,	December 31,		December 31,
	2009	2009	2009	2009		2009

GAAP pre-tax income (loss)	$17,551	$14,785	$15,384	$14,076		$61,796
Add back debt financing costs on convertible notes	5,208	-	-	-		5,208
Add back amortization of acquisition-related intangibles	2,003	1,916	1,800	1,842		7,561
Add back stock-based compensation expense	3,711	4,887	4,658	5,014		18,270
Non-GAAP pre-tax income (loss)	28,473	21,588	21,842	20,932		92,835
Income tax expense @ 21%	5,979	4,533	4,587	4,396		19,495
Non-GAAP net income (loss)	$22,494	$17,055	$17,255	$16,536		$73,340

Non-GAAP net income (loss) per share - diluted	$0.60	$0.45	$0.45	$0.43		$1.95

Shares used in per share calculation - diluted	37,227	37,781	38,093	38,026		37,704

						Twelve months
	Three months ended					ended
	March 31,	June 30,	September 30,	December 31,		December 31,
	2010	2010	2010	2010		2010
GAAP pre-tax income (loss)	$9,676	$(4,887)	$1,093	$7,391		$13,273
Add back amortization of acquisition-related intangibles	1,481	1,612	2,188	2,564		7,845
Add back stock-based compensation expense	4,476	5,522	5,280	5,495		20,773
Add back unrealized investment gain/loss	-	-	1,562	626		2,188
Add back restructuring related costs	-	1,870	443	-		2,313
Subtotal	15,633	4,117	10,566	16,076		46,392
Income tax expense @ 21%	3,283	865	2,218	3,376		9,742
Non-GAAP net income (loss)	$12,350	$3,252	$8,348	$12,700		$36,650

Non-GAAP net income (loss) per share - diluted	$0.32	$0.09	$0.22	$0.32		$0.95

Calculation of Non-GAAP Diluted Net Income Per Share
						Twelve months
	Three months ended					ended
	March 31,	June 30,	September 30,	December 31,		December 31,
	2010	2010	2010	2010		2010
Non-GAAP net income (loss)	$12,350	$3,252	$8,348	$12,700		$36,650
Add back debt interest expense and issuance cost
amortization, net of tax benefit	21	21	21	937		1,000
Adjusted net income for non-GAAP EPS calculation	$12,371	$3,273	$8,369	$13,637		$37,650

Non-GAAP net income (loss) per share - diluted	$0.32	$0.09	$0.22	$0.32		$0.95

Shares used in per share calculation - diluted	38,220	38,351	38,504	43,085	(1)	39,512	(1)
(1) Note: due to higher non-GAAP income levels, the shares used to compute non-GAAP diluted net income per share gives effect to the additional dilutive shares, primarily related to the company's 2010 convertible debt issuance, that were determined to be anti-dilutive for the computation of dilutive GAAP net income per share.

Digital River, Inc.
Non-GAAP Guidance
(Unaudited, in thousands, except per share amounts)

Non-GAAP Guidance Reconciliation
	Q1 - 2011	Full Year 2011
	Guidance	Guidance
Expected GAAP net income (loss) per share - diluted	$0.16	$0.56
Add back amortization of acquisition-related costs, net of tax	0.04	0.17
Add back stock-based compensation expense, net of tax	0.11	0.47
Convertible debt dilution impact, net of tax	(0.02)	(0.07)
Expected non-GAAP diluted net income (loss) per share	$0.29	$1.13

Projected Shares Used in Per Share Calculation
	Three months	Twelve months
	ended	ended
	March 31,	December 31,
	2011	2011

Shares used in per share calculation - GAAP diluted	38,422	38,595
Shares used in per share calculation - non-GAAP diluted	45,444	45,617

Note: due to higher non-GAAP income levels, the shares used to compute non-GAAP diluted net income per share gives effect to the additional dilutive shares, primarily related to the company's 2010 convertible debt issuance, that may be determined to be anti-dilutive for the computation of dilutive GAAP net income per share.

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Ed Merritt, +1 952-540-3362
Vice President, Investor Relations
investorrelations@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, +1 952-253-1234, ext. 38396
Group Vice President, Corporate Communications
gdyrek@digitalriver.com